UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

AYTU BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 10, 2019, Aytu BioScience, Inc. (“Aytu”, “we”, “us” or “our”) entered into an Asset Purchase Agreement with Cerecor Inc. (“Cerecor”) pursuant to which we agreed to purchase certain assets, and assume certain liabilities, from Cerecor (the “Acquisition”). In connection with the Acquisition, we agreed to pay Cerecor aggregate consideration of approximately $32 million, consisting of: (i) $4.5 million in cash; (ii) $12.5 million in shares of Aytu Series G Preferred Stock; and (iii) the assumption of $16.575 million of obligations owed by Cerecor. As a company with our common stock listed on the Nasdaq Capital Market (“Nasdaq”), we are subject to Nasdaq’s stockholder approval requirements as set forth in Nasdaq Rule 5635. In connection with the future convertibility of the Series G Preferred Stock issued to Cerecor in connection with the Acquisition, we were required to obtain stockholder approval of the convertibility of the Series G Preferred Stock under Nasdaq Rules 5635(d) and 5635(a)(2) (the “Conversion Proposal”). The Acquisition was announced on October 10, 2019 and closed on October 31, 2019 and stockholder approval of the Conversion Proposal was not a condition to the Acquisition. In the event that we did not receive stockholder approval for the Conversion Proposal, the Series G Preferred Stock would not have converted into shares of our common stock but the failure of our stockholders to approve the Conversion Proposal would not have the effect of unwinding the Acquisition. Separately, on October 11, 2019, we entered into Securities Purchase Agreements (the “Purchase Agreements”) providing for the issuance and sale of Series F Convertible Preferred Stock and warrants (the “PIPE Warrants”). In connection with the issuance of the Series F Convertible Preferred Stock and the PIPE Warrants, we were required to obtain stockholder approval of the convertibility of the Series F Convertible Preferred Stock and the exercisability of the PIPE Warrants under Nasdaq Rule 5635(d) (the “Nasdaq Proposal,” and collectively with the Conversion Proposal, the “Proposals”).

On November 4, 2019, we filed with the U.S. Securities and Exchange Commission (“SEC”) a preliminary proxy statement (the “Preliminary Proxy Statement”) soliciting the requisite stockholder approval of (i) the Proposals and (ii) an amendment to our Certificate of Incorporation to increase the number of our issued and outstanding shares of common stock from 100,000,000 to 200,000,000 (the “Charter Amendment”). On November 18, 2019, we received a comment letter from the staff of the SEC’s Division of Corporation Finance (the “Staff”) requesting that we provide disclosure required by Items 11, 13 and 14 of Schedule 14A in the Preliminary Proxy Statement with respect to the Acquisition. In response to the Staff’s comment, and pursuant to Item 11 of Schedule 14A, we revised the disclosure in the Preliminary Proxy Statement to clarify that the shares of common stock issuable upon the conversion of the Series G Preferred Stock did not have preemptive rights. We also respectfully noted to the Staff that because the shares of common stock issuable upon the conversion of the Series G Preferred Stock were the same class as our currently outstanding common stock, the information called for by Item 202 of Regulation S-K was not required other than as set forth in Item 11(b) of Schedule 14A. We also noted to the Staff that the disclosure in the Preliminary Proxy Statement, other than Item 13(a) of Schedule 14A, covers the requirements of Item 11. With respect to Items 13 and 14 and Note A of Schedule 14A, we advised the Staff that we previously considered the instruction in Note A to Schedule 14A in determining whether to include in the Preliminary Proxy Statement the disclosures required by Items 13 and 14 of Schedule 14A in connection with the approval of mergers and acquisitions by stockholders. After review and consideration, we determined, and continue to believe, that the instruction in Note A is inapplicable to the Proposals because they do not involve a solicitation seeking stockholder approval of the authorization of additional securities which are to be used to acquire another company; rather, the Proposals sought stockholder approval, in accordance with Nasdaq Listing Rule 5635.

Beginning on November 20, 2019, the members of our board of directors were named as defendants in three purported stockholder class actions filed in the Delaware Court of Chancery (the “Court”) by three of our stockholders: Pliscott v. Disbrow, et al., C.A. No. 2019-0933-AGB; Kirschenbaum v. Aytu BioScience, Inc., et al., C.A. No. 2019-0984-AGB; and Sebree v. Disbrow, et al., C.A. No. 2019-1011-AGB (collectively, the “Actions”). The complaints alleged that our directors breached their fiduciary duties of care, loyalty, good faith and/or disclosure by failing to disclose to our stockholders all material information necessary to make an informed decision regarding the Acquisition, Purchase Agreements, Proposals, and Charter Amendment. Among other remedies, the plaintiffs sought to hold our directors liable for allegedly breaching their fiduciary duties.

After the complaints were filed, we determined to include minor additional disclosures concerning the Acquisition, Purchase Agreements, Proposals, and Charter Amendment in a definitive proxy statement (the “Definitive Proxy”) filed with the SEC on December 23, 2019 to moot plaintiffs’ claims. Although we believed and continue to believe that the disclosure in the Preliminary Proxy Statement was sufficient as evidenced by the SEC’s completion of their review after we responded to their comment letter, we included the minor additional disclosures to settle the plaintiffs’ claims due to the costs related to litigation. On February 5, 2020, the Court approved a notice under which the plaintiffs voluntarily dismissed the Actions with prejudice as to themselves only, but without prejudice as to any other putative class member. The Court retained jurisdiction solely for the purpose of adjudicating the anticipated application of plaintiffs’ counsel for an award of attorneys’ fees and reimbursement of expenses in connection with the supplemental disclosures included in the Definitive Proxy filed on December 23, 2019.

We subsequently agreed to pay $125,000 to plaintiffs’ counsel for attorneys’ fees and expenses in full satisfaction of the claim for attorneys’ fees and expenses in the Actions. The Court has not been asked to review, and will pass no judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

In addition, on June 9, 2020, we agreed to pay the plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of the claim for attorney’s fees and expenses in the Franchi v. Aytu BioScience Inc., et al.,, Case No. 1:19-cv-02204-LPS (D. Del.).We have now settled the outstanding litigation related to the Preliminary Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date: June 12, 2020	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer